Exhibit 99.1

Synchronicity Software, Inc.

Financial Statements for the Year

Ended December 31, 2003

and Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

Synchronicity Software, Inc.:

We have audited the accompanying balance sheet of Synchronicity Software, Inc. (the “Company”) as of December 31, 2003, and the related statements of operations, stockholders’ deficiency, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s recurring losses and negative cash flows from operations and stockholders’ deficiency raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Deloitte & Touche LLP

Boston, Massachusetts March 23, 2004

SYNCHRONICITY SOFTWARE, INC.

BALANCE SHEET

DECEMBER 31, 2003

ASSETS

CURRENT ASSETS:
Cash and equivalents	$1,443,710
Accounts receivable, net of allowances of $300,000	2,595,415
Prepaid commissions	751,210
Prepaid expenses and other current assets	150,498

Total current assets	4,940,833

PROPERTY AND EQUIPMENT:
Office and computer equipment	2,302,349
Computer software	670,698
Furniture and fixtures	116,278
Leasehold improvements	20,096

Total property and equipment	3,109,421

Less accumulated depreciation and amortization	(2,874,197)

Property and equipment—net	235,224

OTHER ASSETS	148,315

TOTAL ASSETS	$5,324,372

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES:
Current portion of long-term debt	$69,285
Convertible promisory notes payable	1,552,896
Advances under line of credit	1,779,829
Accounts payable and accrued liabilities	581,755
Accrued payroll and commissions	1,085,753
Deferred revenue	5,851,893

Total current liabilities	10,921,411

COMMITMENTS AND CONTIGENCIES

REDEEMABLE CONVERTIBLE PREFERRED STOCK (Aggregate liquidation preference, $38,611,959)	40,216,672

STOCKHOLDERS’ DEFICIENCY:
Convertible Preferred Stock, Series A, $.01 par value, 200,000 shares authorized, issued and outstanding (liquidation preference, $1,000,000)	2,000
Common stock, $.01 par value, 19,410,912 shares authorized; 4,422,835 shares issued and outstanding	44,234
Additional paid-in capital	7,235,806
Accumulated deficit	(53,095,751)

Total stockholders’ deficiency	(45,813,711)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$5,324,372

See notes to financial statements.

SYNCHRONICITY SOFTWARE, INC.

STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2003

REVENUE:
Software licenses	$7,030,503
Services	4,797,666

Net revenue	11,828,169

COST OF REVENUE:
Software licenses	202,965
Services	1,206,932

Total cost of revenue	1,409,897

GROSS PROFIT	10,418,272

OPERATING EXPENSES:
Selling and marketing (1)	7,654,294
Research and development (1)	5,558,542
General and administrative (1)	2,345,391
Stock-based compensation	578,278
Amortization of purchased technology	1,953,072

Total operating expenses	18,089,577

LOSS FROM OPERATIONS	(7,671,302)

INTEREST (EXPENSE) INCOME—Net	(115,280)

OTHER INCOME (EXPENSE)	7,579

LOSS BEFORE PROVISION FOR INCOME TAXES	(7,779,003)

PROVISION FOR INCOME TAXES	74,447

NET LOSS	$(7,853,450)

(1) Excludes noncash amortization of stock-based compensation as follows:

Research and development	$287,698
Sales and marketing	222,322
General and administrative	68,258

$578,278

See notes to financial statements.

SYNCHRONICITY SOFTWARE, INC.

STATEMENT OF STOCKHOLDERS’ DEFICIENCY

YEAR ENDED DECEMBER 31, 2003

	Series A Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Deferred Compensation	Accumulated Deficit	Total Stockholders’ Deficiency
	Shares	Amount	Shares	Amount
BALANCE—January 1, 2003	200,000	2,000	4,270,175	42,707	7,251,303	(613,654)	(43,603,242)	(36,920,886)

Exercise of common stock options			152,660	1,527	19,879			21,406

Stock-based compensation					(35,376)	613,654		578,278

Accretion of preferred stock issuance costs							(34,315)	(34,315)

Accretion of preferred stock dividends							(1,604,741)	(1,604,741)

Net loss							(7,853,453)	(7,853,453)

BALANCE—December 31, 2003	200,000	$2,000	4,422,835	$44,234	$7,235,806	$—	$(53,095,751)	$(45,813,711)

See notes to financial statements.

SYNCHRONICITY SOFTWARE, INC.

STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,853,453)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	2,385,204
Stock-based compensation	578,278
Gain on sale of property and equipment	1,063
Software license discount—warrant
(Decrease) increase in cash from:
Accounts receivable	2,152,996
Prepaid commissions	58,114
Prepaid expenses and other current assets	67,601
Accounts payable and accrued expenses	(74,835)
Accrued payroll and commissions	(1,329,852)
Deferred revenue	755,542

Cash used in operating activities	(3,259,342)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(190,535)
Proceeds from sale of property and equipment	5,573
Other assets	(54,582)

Cash used in investing activities	(239,544)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances under line of credit	(478,023)
Prepayment of long-term debt	(69,287)
Proceeds from exercise of common stock options	21,406
Proceeds from issuance of subordinated convertible notes	1,502,801
Preferred stock—net of issuance costs

Cash provided by financing activities	976,897

DECREASE IN CASH AND EQUIVALENTS	(2,521,989)

CASH AND EQUIVALENTS—Beginning of year	3,965,699

CASH AND EQUIVALENTS—End of year	$1,443,710

NONCASH FINANCING ACTIVITIES:
Accretion of preferred stock issuance costs	$34,315

Accretion of preferred stock dividends	$1,604,741

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$72,461

Cash paid for income taxes	$74,447

SYNCHRONICITY SOFTWARE, INC.

NOTES TO FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations—Synchronicity Software, Inc. (the “Company”) provides Internet-based software products that enable company-wide and business-to-business collaboration among participants in electronic product development supply chains.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company incurred an operating loss of $7,671,302 and experienced negative cash flows from operations of $3,259,342 in 2003. In addition, as of December 31, 2003, the Company has negative working capital of approximately $6,000,000. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s ability to continue as a going concern is contingent upon its ability to either raise additional debt or equity financing and/or substantially increase sales revenues in order to meet its obligations on a timely basis. It is the Company’s intention to obtain the necessary financing to continue operations. There can be no assurance that the Company will be able to obtain financing on acceptable terms or at all. In addition, the Company may have to consider additional actions including, among other things, the possible sale of the Company. The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents—The Company considers all highly liquid investments with remaining maturities of three months or less when purchased to be cash equivalents.

Prepaid Commissions—The Company pays commissions to its sales personnel when they generate purchase orders from customers. The Company defers sales commissions that are incremental and directly related to the acquisition of an order and charges such commissions to sales and marketing expense when the related revenue is recognized. The commission is refundable to the Company if the customer does not pay the amounts due.

Property and Equipment—Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the useful lives (three years) of the related assets. The Company periodically evaluates the recoverability of its long-lived assets based on expected undiscounted cash flows and recognizes impairment, if any, based on discounted cash flows.

Purchased Technology—Purchased technology was acquired during 2001 in exchange for 833,333 shares of redeemable convertible preferred stock valued at $5,000,000. Amortization is being provided using the straight-line method over the estimated useful life (two years) of the related asset. In addition to the purchase price above, additional contingent payments shall be required to the extent the Company exceeds certain revenue thresholds over a four-year period. If total revenue exceeds $67,500,000 in 2004, the excess up to $7,000,000, less previous payments, shall be paid. If total revenue exceeds $101,250,000 in 2005, the excess up to $10,000,000, less previous payments, shall be paid. The aggregate contingent payments shall not exceed $10,000,000. The payments may be made in cash or stock at the Company’s election. The revenue threshold of $45,000,000 for 2003, was not achieved.

Other Assets—Other assets consist primarily of capitalized costs incurred to register trademarks. Such costs are being amortized over five years.

Revenue Recognition—Revenue from licenses of software products is recognized when products are delivered to customers, persuasive evidence of an arrangement exists, the fee is fixed or determinable, and collection is probable. When arrangements contain multiple elements and vendor-specific, objective evidence of fair value exists for all undelivered elements, revenue is allocated to the delivered element using the residual method. Vendor-specific, objective evidence is based on the renewal rate, if applicable, or the prices charged when the same element is sold separately or, if an element has not yet been sold separately, the price established by management having the relevant authority. When vendor-specific, objective evidence does not exist for the allocation of revenue to the various elements of the arrangement, revenue is recognized ratably over the term of the arrangement. Revenue from arrangements that have payment terms extending beyond 12 months is recognized as the payments become due. Revenue recognized under these arrangements is included in software license revenue, and amounted to approximately $3,139,000 in 2003. Software license revenue from sales to distributors is generally recognized at the time a distributor reports that the software has been licensed to an end user and all revenue recognition criteria have been satisfied. The Company does not permit end-user customers to return licensed software for refunds.

Revenue from consulting and training is recognized as services are provided. Revenue from post-contract support is recognized ratably over the term of the service agreement.

Deferred revenue includes amounts billed in advance for consulting, training, and maintenance for service and support not yet performed, which are recognized as revenue as the services are performed. Deferred revenue also includes amounts billed for sales to distributors in advance of licensing to end users, which, as described above, are recognized as revenue as end-user licenses are reported. In addition, deferred revenue includes multiple-element contract arrangements in which sufficient, vendor-specific, objective evidence of fair value does not exist; such arrangements, as described above, are recognized as revenue ratably over the term of the arrangement.

Stock-Based Compensation—The Company applies the intrinsic value-based method of accounting for stock options granted to employees. The Company accounts for stock options and awards to nonemployees using the fair-value method.

Under the intrinsic-value method, compensation associated with stock awards to employees is determined as the difference, if any, between the current fair value of the underlying common stock on the date compensation is measured and the price an employee must pay to exercise the award. The measurement date for employee awards is generally the date of grant. Under the fair-value method, compensation associated with stock awards to nonemployees is determined based on the estimated fair value of the award itself, measured using either current market data or an established option pricing model. The measurement date for nonemployee awards is generally the date of performance of services is complete.

Stock-based compensation is amortized to expense in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. (“FIN”) 28, “Accounting for Stock Appreciation Rights and Other Variable Stock Option Awards.” During the year ended December 31, 2003, the Company had recognized all unearned compensation.

The Company provides pro forma disclosures of the compensation expense determined under the fair value provisions of Statement of Financial Accounting Standard (“SFAS”) No. 123 “Accounting for Stock Based Compensation”, as amended SFAS No. 148 “Accounting for Stock Based Compensation Transition and Disclosure an Amendment of FASB Statement 123.” In accordance with the disclosure provisions of SFAS No. 148, the Company has computed for pro forma disclosure purposes the compensation expense for the year ended December 31, 2003 for all options granted using the Black-Scholes option-pricing model:

Reported net loss	$(7,853,453)
Add stock-based employee and director compensation included in net loss—net of tax	578,278
Less total stock-based employee and director compensation—net of tax	(1,311,742)

Pro forma net loss	$(8,586,917)

The fair value of each option grant was estimated on the date of grant using the minimum value option-pricing model. The following assumptions were made for grants at December 31, 2003:

Dividend yield	0%
Expected lives of options (in years)	4 years
Expected volitility of underlying stock	100%
Risk-free interest rate	4.30%

Software Development Costs—Software development costs are included in research and development and are expensed as incurred. After technological feasibility is established, material software development costs are capitalized. The capitalized cost is then amortized on a straight-line basis over the estimated product life or in the ratio of current revenue to total projected product revenue, whichever is greater. To date, the period between achieving technological feasibility, which the Company has defined as the establishment of a working model, which typically occurs when the beta testing commences, and the general availability of such software has been short, and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs.

Income Taxes—Deferred tax assets and liabilities are recorded to measure the taxes expected to be paid or recovered in future periods due to differences between the book and tax bases of assets and liabilities and operating loss carryforwards. The Company had recorded a valuation allowance for all deferred tax assets, due to uncertainty of recovery.

Concentration of Credit Risk—Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash equivalents, short-term investments, and accounts receivable. Cash equivalents are deposited with financial institutions that management believes are creditworthy.

The Company performs ongoing credit evaluations of its customers’ financial conditions and requires no collateral from its customers. The Company maintains an allowance for doubtful accounts receivable based on the expected collectibility of accounts receivable.

One customer comprised 11% of accounts receivable at December 31, 2003. One customer accounted for 11% of revenue in 2003.

Comprehensive Loss—Comprehensive loss was equal to net loss for the year.

Recent Accounting Pronouncements—In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments With Characteristics of Both Liabilities and Equity.” SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or asset in some circumstances), which may have been classified previously as equity. SFAS No. 150 is effective for the Company for financial instruments entered into or modified after May 31, 2003, except for mandatorily redeemable financial instruments, which are subject to SFAS No. 150 in the Company’s 2005 annual financial statements. The adoption of this pronouncement did not have any impact on the Company’s financial statements.

2.	LINE OF CREDIT

On March 25, 2003, the Company entered into a new domestic and foreign line-of-credit agreement with the bank that replaced the existing line of credit.

Domestic Agreement—The new agreement allows for borrowings of up to the lesser of 80% of eligible domestic receivables or $2,000,000. Outstanding balances bear interest at the prime rate, plus 1.5%. The agreement expires on March 24, 2004. As of December 31, 2003, there was approximately $241,000 in availability under this line.

Foreign Agreement—The new agreement allows for borrowings of up to the lesser of 90% of eligible foreign receivables or $500,000 of availability provided under the Export-Import Bank of the United States guarantee of certain foreign receivables and inventories. Outstanding balances bear interest at the prime rate, plus 1.5%. The agreement expires on March 24, 2004. As of December 31, 2003, there was approximately $126,000 in availability under this line.

In March 2004, the Company received an extension of the domestic and foreign line-of-credit agreements until April 30, 2004, which increased the interest rate to prime rate, plus 3%.

In April 2004, the Company received an extension of the domestic and foreign line-of-credit agreements until June 30, 2004. As part of the extension the level of borrowing was capped at $2,000,000.

Prior to March 25, 2003, the Company had a loan agreement, which provided for a working-capital line of credit of $2.5 million and an equipment line of $1.5 million through February 18, 2003. Interest under the loan agreement was charged at the bank’s prime rate (4.25% at December 31, 2002) plus 1% for the working-capital line of credit and 1.5% for the equipment line, and borrowings were collateralized by substantially all of the Company’s tangible assets. The loan agreement required compliance with certain financial ratios and covenants. The agreement also prohibited the declaration or payment of dividends. This agreement was replaced by the March 25, 2003 agreement.

Outstanding borrowings under the lines of credit were $1,779,829 at December 31, 2003.

Equipment advances outstanding at August 2001 and 2002, under the old line of credit, were converted into a term note, which was payable in equal installments of principal and interest over a 36-month period. As of December 31, 2003, the outstanding balance of this note was $69,285.

3.	CONVERTIBLE PROMISSORY NOTES

On July 31, 2003, the Company entered into Subordinated Secured Convertible Promissory Notes (“Notes”) for proceeds of $1,502,801. The Notes accrue interest at 8% per annum. All unpaid principal and accrued interest shall be due and payable at the earlier of January 30, 2004 or an event of default or automatically convert into preferred stock in the event the Company enters into a new preferred stock financing. Upon the closing of a change in control or the occurance of a liquidation, dissolution or winding-up of the Company prior to the maturity date, the Notes become due and payable in stock or cash equal to the lesser of three times the principal and accrued interest or the maximum amount permitted by law. On January 30, 2004, the Notes were amended to change the maturity date from January 30, 2004 to April 30, 2004. Also at this time, the Company issued $497,198 of additional Notes, substantially under the same terms, except that upon a change in control, only the outstanding principal and accrued interest outstanding will become payable. Subseqent to December 31, 2003, the maturity date was extended to June 15, 2004.

4.	REDEEMABLE CONVERTIBLE PREFERRED STOCK

At December 31, 2003, the Company had 281,250 authorized, issued, and outstanding shares of Series B Convertible Preferred Stock, $.01 par value (the “Series B Preferred Stock”); 350,283 authorized, issued, and outstanding shares of Series C Convertible Preferred Stock, $.01 par value (the “Series C Preferred Stock”); 2,863,337 authorized, issued, and outstanding shares of Series D Convertible Preferred Stock, $.01 par value (the “Series D Preferred Stock”) and 3,820,833 authorized, issued, and outstanding shares of Series E Convertible Preferred Stock, $.01 par value (the “Series E Preferred Stock”) (collectively, the “Redeemable Convertible Preferred Stock”).

Redeemable Convertible Preferred Stock was composed of the following at December 31, 2003:

Series B Preferred Stock, at redemption value (liquidation preference, $2,250,000)	$2,250,000
Series C Preferred Stock, at redemption value (liquidation preference, $3,100,005)	3,100,005
Series D Preferred Stock, at redemption value (liquidation preference, $7,244,243)	7,244,243
Series E Preferred Stock, at redemption value (liquidation preference, $27,622,424)	27,622,424

Total Redeemable Convertible Preferred Stock	$40,216,672

Conversion—Holders of the Redeemable Convertible Preferred Stock have the right to convert all or any portion of the preferred shares into shares of common stock at any time. Shares of the Redeemable Convertible Preferred Stock will be automatically converted into common stock at the then-applicable conversion rate in the event of a public offering in which the aggregate net proceeds are at least $20,000,000 and the per-share price is at least $5.06. Each Series B and C Preferred Stock is convertible on a one-for-five basis into common stock, and each share of Series D and E Preferred Stock is convertible on a one-for-one basis. The conversion rate will be adjusted for stock splits, combinations, stock dividends, and distributions.

Redemptions and Dividends—The Series B, C, D, and E Preferred Stock are subject to redemption, at the option of a 66-2/3% majority of the combined Series B, C, D, and E Preferred Stockholders, at any time after January 1, 2005, as amended on April 22, 2003, at redemption prices of $8.00 per share, $8.85 per share, $2.53 per share, and $6.00 per share, respectively, plus accrued and unpaid dividends. If all of the Series B, C, D, and E Preferred Stock were called for redemption on January 1, 2005, the Company would be required to make a payment of $40,216,672.

Dividends on the Series B, C, D, and E Preferred Stock accrue and are payable when and if declared by the Company’s Board of Directors (the “Board”). No dividends have been declared through December 31, 2003. The Series E Redeemable Preferred Stock is entitled to a cumulative dividend, whether or not declared, at the annual rate of $0.42 per share, payable on liquidation or redemption. For the year ended December 31, 2003, dividends of $1,604,741, have been accreted. At December 31, 2003, cumulative unpaid dividends on the Series E Preferred Stock were $4,697,455.

Liquidation Preference—In the event of liquidation, dissolution, or winding-up of the Company, the holders of the Series B, C, and D Preferred Stock are entitled to participate on an as-converted basis, pari-passu with the Series A and E Preferred Stock. However, if participation on an as-converted basis does not result in the holders receiving a 50% compound annual return on their investment, the holders of Series B, C, and D Preferred Stock are entitled to receive an amount equal to $8.00, $8.85, and $2.53 per share, respectively, plus declared and unpaid dividends and then participate on an as-converted basis in any remaining distributions. The holders of the Series A Preferred Stock are entitled to receive, pari-passu with the Series B, C, D, and E Preferred Stock, an amount equal to their purchase price. The Series E Preferred Stockholders are entitled to receive, pari-passu with the holders of Series A, B, C, and D Preferred Stock, an amount equal to the greater of (i) the $6.00 per share plus all accrued and unpaid dividends or (ii) the amount that the holders would have been entitled to receive on an as-converted basis.

Voting Rights—The holders of Redeemable Convertible Preferred Stock are entitled to vote, together with holders of the common stock and nonredeemable preferred stock, on all matters. Each share of preferred stock is entitled to vote on an as-converted basis.

5.	STOCKHOLDERS’ DEFICIENCY

1999 Stock Option and Incentive Plan—The Company has a stock option plan under which options to purchase up to a maximum of 2,025,000 shares of common stock may be granted to employees, directors, or consultants. The exercise price of incentive stock options cannot be less than 100% of the fair market value of the stock at the date of grant; the exercise price of nonqualified stock options is determined by the Board. Options vest over periods determined by the Board, generally four years.

There were predecessor plans which contained essentially the same terms and conditions as the 1999 plan. Under these plans, 1,709,300 shares had been authorized.

The following table sets forth the option activity under the 1999 Stock Option and Incentive Plan and predecessor plans:

	Number of Shares	Weighted- Average Exercise Price
Outstanding—January 1, 2003	3,248,334	2.12
Granted	396,500	1.00
Exercised	(152,660)	0.14
Forfeited	(391,424)	2.99

Outstanding—December 31, 2003	3,100,750	$2.12

Exercisable—December 31, 2003	1,732,442	$2.28

The following table summarizes information about stock options outstanding at December 31, 2003:

	Outstanding			Exercisable
Range of Exercise Prices	Number Outstanding at December 31, 2003	Weighted- Average Exercise Price	Weighted- Average Remaining Life (in Years)	Number of Exercisable at December 31, 2003	Weighted-Average Exercise Price of Currently Exercisable Options
$0.05 - $1.00	2,322,750	$0.05 - $1.00	2.09 - 8.68	1,138,490	$0.05 - $1.00
3.00	319,810	3.00	7.56	200,214	3.00
4.00	60,000	4.00	5.96	59,510	4.00
6.00	315,780	6.00	6.68	258,228	6.00
8.00	24,410	8.00	6.15	23,000	8.00
13.00	58,000	13.00	6.26	53,000	13.00

$0.05 - $13.00	3,100,750	$1.97	7.58	1,732,442	$2.39

The estimated weighted-average fair value of option grants made during 2003 was $1.00.

Convertible Preferred Stock—At December 31, 2003, the Company had 200,000 authorized, issued, and outstanding shares of Series A Preferred Stock, $.01 par value.

•	Conversion—Holders of the Series A Preferred Stock have the right and option to convert the preferred shares at any time into shares of common stock. Each share of Series A Preferred Stock is convertible on a one-for-five basis into common stock. The conversion rate will be adjusted for stock splits, combinations, stock dividends, and distributions. Series A Preferred Stock automatically converts into common stock upon the closing of a public offering of the Company’s stock.

•	Dividends—Dividends accrue and are payable when and if declared by the Board. No dividends have been declared through December 31, 2003.

•	Liquidation Preference—In the event of liquidation or dissolution of the Company, holders of the Series A Preferred Stock are entitled to receive, in preference to the holders of common stock, an amount equal to their purchase price, plus accrued and unpaid dividends.

Warrant—The Company granted a warrant to a customer who is also a shareholder to purchase 150,000 shares of common stock at a price of $4.30 per share. The warrant vested in December 1999 when the customer entered into a license agreement and issued a purchase order for $2,500,000. The revenue related to this order was recognized ratably over the three-year term of the license agreement with the customer commencing January 1, 2001. The Company valued the warrant at approximately $1,279,000 using the Black-Scholes option-pricing model, based on a deemed fair market value of the Company’s common stock of $12.35 per share, an assumed volatility of 83%, a risk-free interest rate of 6.0%, a weighted-average expected life of 12 months, and a dividend rate of 0.0%. The value of the warrant was amortized over the three-year term of the license agreement as a discount to revenue.

The warrant, as extended, is exercisable at any time before the earlier of September 28, 2003 or upon the closing of a public offering of the Company’s stock. The fair value of the warrant extension was valued using the Black-Scholes option-pricing model, based on a deemed fair market value of the Company’s common stock of $1.00 per share, an assumed volatility of 83%, a risk-free interest rate of 2.0%, a weighted-average expected life of 12 months, and a dividend rate of 0.0%. The warrant was deemed to be of no value and no additional discount on revenue was recorded. The warrant expired unexercised on September 28, 2003.

6.	INCOME TAXES

At December 31, 2003 deferred tax assets consisted of the following:

Deferred tax assets:
Net operating loss carryforwards	$14,526,000
Research and development credits	1,686,000
Accrued vacation	34,000
Accrued commisions	60,000

16,306,000
Less valuation allowance	(16,306,000)

Deferred tax assets and liabilities—net	$—

Because of the Company’s limited operating history, management has provided a 100% reserve against the Company’s net deferred tax assets. State and federal net operating loss carryforwards of approximately $38,000,000 expires in the beginning of 2003 and 2016, respectively. State and federal tax credits related to research and development activities of approximately 1,686,000 expires in the beginning of 2012.

The provisions for taxes relate to taxes withheld by foreign governments for revenue generated in those foreign countries.

7.	COMMITMENTS

The Company has multi-year operating lease agreements for office space which expire in 2004, 2005, and 2006. Rental expense under these agreements was $267,665 in 2003. The Company is obligated to make the following minimum lease payments under these agreements:

Years Ending December 31:
2004	$340,019
2005	291,134
2006	210,558

8.	OTHER RELATED-PARTY TRANSACTIONS

The Company provided software and services to three shareholders of the Company. Net revenue earned from the three shareholders is set out in the table below for 2003.

Shareholder A	$743,667
Shareholder B	873,249
Shareholder C	113,208

9.	RETIREMENT PLAN

On January 1, 1998, the Company established a savings and investment plan for eligible employees. The plan is a defined contribution plan, which allows for a compensation reduction feature under Section 401(k) of the Internal Revenue Code. A matching employer contribution may be made to each employee’s account at the Company’s discretion. For the year ended December 31, 2003, the Company made no contributions to the plan.

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